(h)(5)(A)(i)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (the “Amendment”) is made as of the 20th day of September, 2010 (the “Effective Date”), by and among ING INVESTORS TRUST (the “ING Trust”), a Massachusetts business trust, on behalf of each of the series identified on Schedule A (each, a “Fund of Funds,” and collectively, the “Funds of Funds”); DIRECTED SERVICES LLC, the investment manager to the Funds of Funds (the “Fund of Funds Adviser”); ING USA ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Delaware, and RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company organized under the laws of the State of New York (individually and together, the “Insurance Company”), each on behalf of itself and certain of its separate accounts (each an “Account”), as listed on Schedule C to this Agreement, as such Schedule may be amended from time to time by mutual agreement in writing; DFA INVESTMENT DIMENSIONS GROUP INC. (the “Underlying Management Company”), on behalf of its respective series named on Schedule B hereto (each such series an “Underlying Fund,” and collectively, the “Underlying Funds”); and DIMENSIONAL FUND ADVISORS LP (“Dimensional”), the investment adviser and/or administrator to the Underlying Funds, and the subadviser to the Funds of Funds.

WHEREAS, the ING Trust and each Underlying Fund have entered into that certain Participation Agreement dated April 29, 2010 (the “Agreement”); and

WHEREAS, the ING Trust and each Underlying Fund desire to amend the Agreement in order to modify certain provisions stated therein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

I.      AMENDMENT TO AGREEMENT

(a)      Amendment to Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto and incorporated herein by reference.

(b)      Amendment to Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule B attached hereto and incorporated herein by reference.

II.      MISCELLANEOUS

(a)      No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement.

(b)      Representations and Warranties. All representations and warranties of each Underlying Company and the Underlying Funds, as revised by the Amendment , contained in the Agreement are true and correct in all respects as of the Effective Date as though made at and as of the Effective Date.

(c)      Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(d)      Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Agreement.

(e)      Separability Clause. If any provision of this Amendment is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof and the provisions of the Agreement will be considered severable and will not be affected thereby, and every remaining provision hereof and provision of the Agreement will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f)      Counterparts. This Amendment may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(g)      Definitions. Capitalized terms used by not otherwise defined herein shall have the respective meanings set forth in the Agreement.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BY:	ING INVESTORS TRUST, on behalf of its series listed on Amended Schedule A hereto (severally and not jointly)

/s/ Kimberly A. Anderson
		By: Title:	Kimberly A. Anderson, Senior Vice President

BY:	DIRECTED SERVICES LLC

/s/ Todd Modic
		By: Title:	Todd Modic, Vice President

BY:	ING USA ANNUITY AND LIFE INSURANCE COMPANY, on behalf of itself and each Account

/s/ Alice Sue
		By: Title:	Alice Sue, Vice President

BY:	RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK, on behalf of itself and each Account

/s/ Alice Sue
		By: Title:	Alice Sue, Vice President

BY:	DFA INVESTMENT DIMENSIONS GROUP INC., on behalf of its series listed on Amended Schedule B hereto

/s/ Catherine L. Newell

		By: Title:	Catherine L. Newell, Vice President and Secretary

BY:	DIMENSIONAL FUND ADVISORS LP
	By:	DIMENSIONAL HOLDINGS INC.,
General Partner

/s/ illegible signature
By:
		Title:	Vice President

AMENDED SCHEDULE A

LIST OF FUNDS OF FUNDS

Series of ING Investors Trust

ING DFA Global Allocation Portfolio
ING DFA World Equity Portfolio

AMENDED SCHEDULE B

LIST OF UNDERLYING FUNDS OF DFA INVESTMENT DIMENSIONS GROUP INC.

(“DFAIDG”)

DFAIDG

US Core Equity 1 Portfolio (I)

Large Cap International Portfolio (I)

Emerging Markets Core Equity Portfolio (I)

US Small Cap Portfolio (I)

VA International Small Portfolio

VA U.S. Large Value Portfolio (I)

VA International Value Portfolio

VA US Targeted Value Portfolio (I)

International Vector Equity Portfolio

DFA International Real Estate Securities Portfolio (I)

DFA Selectively Hedged Global Fixed Income Portfolio

DFA U.S. Large Company Institutional Index Portfolio

VA Short-Term Fixed Portfolio

VA Global Bond Portfolio

SCHEDULE C

LIST OF SEPARATE ACCOUNTS

Company	Separate Account

ING USA Annuity and Life Insurance Company

ReliaStar Life Insurance Company of New York